Exhibit 23(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-202290-04 on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Kentucky Utilities Company appearing in this Annual Report on Form 10-K of Kentucky Utilities Company for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

February 17, 2017